These are the additional clauses to the contract for the sale of land

30 Interpretation

30.1 Definitions

These meanings apply unless the contrary intention appears:

Amount of the Consideration means:

(a) the amount of any payment in connection with a supply; and

(b) in relation to non-monetary consideration in connection with a supply, the GST exclusive market value of that consideration as reasonably determined by the supplier.

Completion Date means the date for completion in the "meaning of term" column on page 1 of this contract.

Contractor means a person who has entered into a Service Agreement with the vendor.

Controller has the meaning it has in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cwlth).

Costs includes costs, charges and expenses, including those incurred in connection with advisers.

Guarantor means the person(s) named on page 1.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

GST exclusive market value has the meaning it has in the GST Act.

Input Tax Credit has the meaning it has in the GST Act.

A party is **Insolvent** if:

(a) it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b) it has a Controller appointed, is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver appointed to any part of its property; or

(c) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other party); or

(d) an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that party, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e) it is taken (under section 459(F)(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f) it is the subject of an event described in section 459(C)(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the other party reasonably deduces it is so subject); or

(g) it is otherwise unable to pay its debts when they fall due; or

(h) something having a substantially similar effect to (a) to (g) happens in connection with that party under the law of any jurisdiction.

Interest Rate means 8%.

Property certificate has the meaning it has in the Conveyancing (Sale of Land) Regulation 2000.

Receiver includes a receiver or receiver and manager.

Related Body Corporate has the meaning it has in the Corporations Act.

Engineers Report means Structural Report, a copy of which is attached and referred to as Annexure "H".

Tax Act means the Income Tax Assessment Act 1997.

Tax Invoice has the meaning it has in the GST Act.

Titles Office means the office responsible for the registration of dealings and the administration of titles in the State or Territory in which the property is located.

30.2 References to certain general terms

Unless the contrary intention appears, a reference in this contract to:

(a) **(variations or replacement)** a document (including this contract) includes any variation or replacement of it;

(b) **(clauses, annexures and schedules)** a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this contract;

(c) **(reference to statutes)** a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d) **(law)** law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e) **(singular includes plural)** the singular includes the plural and vice versa;

(f) **(person)** the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any authority;

(g) **(executors, administrators, successors)** a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h) **(body ceases to exist)** a body or authority includes a reference, if that body or authority ceases to exist, to the body or authority which has substantially the same functions and objects as the first body or authority;

(i) **(two or more persons)** an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(j) **(jointly and severally)** an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(k) **(reference to a group of persons)** a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(l) **(dollars)** Australian dollars, dollars, A$ or $ is a reference to the lawful currency of Australia;

(m) **(calculation of time)** if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(n) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(o) **(meaning not limited)** the words "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(p) **(next day)** if an act under this contract to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day; and

(q) **(reference to any thing)** any thing (including any amount) is a reference to the whole and each part of it.

30.3 Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this contract.

30.4 Inconsistency with printed form

If there is inconsistency between these additional clauses and the clauses in the printed form of contract, these additional clauses prevail.

31 General

31.1 Annexures

The vendor does not warrant the accuracy or completeness of any document annexed or exhibited to this contract.

31.2 Attached documents

The purchaser acknowledges that if documents or copies of documents were attached to this contract other than by the vendor, the person attaching them did so as agent for the vendor.

31.3 Vendor's disclosure

The vendor discloses everything in each document annexed, attached or exhibited to this contract, whether or not the document is referred to in this contract.

31.4 Caveats

If at completion a caveat affects the title to the property (other than a caveat referred to in clause 31.5 ("Purchaser's caveat")), the purchaser may not require the vendor to have the caveat withdrawn but must accept a withdrawal of the caveat so far as it affects the property, if it is in the prescribed registrable form and the vendor allows the lodgment fees to the purchaser.

31.5 Purchaser's caveat

If a caveat lodged by the purchaser or by any person claiming through the purchaser affects the title to the property at completion, then the purchaser may not require the vendor to have that caveat withdrawn or give a withdrawal of caveat, and must complete this contract despite the caveat.

31.6 Service

Despite clause 20.6, any document under or relating to this contract to be served on the vendor must be delivered to the vendor at its solicitor's address set out on page 1 of this contract.

31.7 Entire agreement

This contract constitutes the entire agreement of the parties about the sale of the property and supersedes all previous agreements, understandings and negotiations on the sale of the property. The purchaser agrees that in entering into this contract it has not relied on any representation or warranty about its subject matter (including the development potential of, or future profits from, the property) except those included in this contract.

31.8 Not used

31.9 Not used

31.10 No merger

The warranties (except those implied by law) and agreements in this contract do not merge on completion.

31.11 Agent

The purchaser represents and warrants that it has not been introduced to the sale of the property directly or indirectly by any agent other than the vendor's agent referred to in this contract.

31.12 Parties Privacy Obligations

Each party agrees to:

(a) comply with all Privacy Laws in connection with the use or disclosure of Personal Information disclosed in this contract; and

(b) notify the other immediately after it becomes aware that a disclosure of Personal Information may be required by law; and

(c) not do anything with the Personal Information that may cause the other to be in breach of a Privacy Law; and

(d) notify the ~~vendor~~ other of any request that party receives during the term of this contract for access to Personal Information which the other has disclosed to that party; and

(e) not give access to, or copies of, Personal Information disclosed by the other to that party to anyone (except to the individual to whom the Personal Information relates or in accordance with any Privacy Statement) without the other's consent unless that party is required to do so under any Privacy Law.

32 Printed form of contract

32.1 Amendments to printed form

This contract is varied as follows:

(a) clauses 3, 7.1.1, 10.2, 12.1, 12.2.1, 13, 15, 16.1, 16.2, 22, 24, 28 and 29 are deleted; and

(b) the definition of "settlement cheque" is deleted and replaced with:

> "*settlement cheque* an unendorsed *cheque* made payable to the person to be paid and drawn on its own funds by a *bank* or, if authorised in writing by the vendor or the vendor's *solicitor*, some other *cheque*;"; and

(c) clause 4.3 is deleted and replaced with:

"The purchaser may not:

> (a) *serve* a form of transfer where the purchaser is not the transferee; or
>
> (b) direct the vendor to sign this form of transfer."

(d) the first line of clause 7.1 is deleted and replaced with:

> "The vendor can *rescind* (and need not establish reasonable grounds for doing so) if in the case of claims that are not claims for delay - "; and

(e) "10%" is deleted from clause 7.2.1 and replaced with "2.5%"; and

(f) clause 7.2.2 is amended by replacing "clause 3" with "clause 34"; and

(g) clause 7.2.6 is deleted and replaced with:

> "if the *parties* do not appoint an arbitrator and neither *party* requests the President to appoint an arbitrator within 3 months after completion, the claims lapse and the amount held and the interest earned on it (less bank charges and taxes) is to be paid to the vendor."; and

(h) the first line of clause 10.1 is deleted and replaced with:

> "The purchaser cannot make a claim or *requisition* or delay completion or *rescind* or *terminate* in respect of - "; and

(i) clauses 10.1.8 and 10.1.9 are amended by replacing "substance" with "existence"; and

(j) "or any positive covenant" is inserted after each time "restriction on use" appears in clause 10.1.8; and

(k) clause 10.1.9 is amended by replacing "." with "; or" and a new clause 10.1.10 is inserted as follows:

> "10.1.10 any claim, grant, notice, order or declaration in connection with native title, land rights or heritage protection under law."; and

(l) clause 14.2 is deleted and replaced with:

> "The *parties* must make any necessary adjustment in accordance with clause 14 ("Adjustments")."; and

(m) ", the registered proprietor" is inserted after "vendor" in clause 14.4.1; and

(n) ", plus another 20% of that fee" is deleted from clause 16.5; and

(o) clause 20.6.3 is deleted and replaced with:

> "served if it is served on the *party's solicitor*, even if the *party* has died or any of them has died (and this clause 20.6.3 also applies to any document in an action in connection with this contract including any writ of summons or other originating process)"; and

(p) clause 20.6.5 is deleted and replaced with:

> "served if it is sent by fax to the *party's solicitor*, unless it is not received (and a notice is taken to have been received at the time shown in the transmission report that the whole fax was sent)".

32.2 Italicised words

Words used in this contract which are defined in clause 1 have the meaning given to them in that clause even if those words are not italicised.

33 Additional rights of rescission

33.1 If a party is an individual

If a party (or if that party consists of two or more persons, any of those persons):

(a) dies; or

(b) becomes so intellectually, physically or psychologically disabled as to be, in the reasonable opinion of the other party, unable to complete this contract on time,

then the other party may rescind this contract by serving a notice on the first party's solicitor.

33.2 If a party is Insolvent

If a party (or if that party consists of two or more persons, any of those persons) is a body corporate and is Insolvent, then the other party may rescind this contract by serving a notice on the first party's solicitor.

34 Investment of deposit

34.1 Direction to depositholder

The purchaser authorises the vendor to direct the depositholder:

(a) to lodge the deposit as soon as possible after the contract date with a bank nominated by the vendor in an interest bearing trust account at call in the depositholder's name as stakeholder; and

(b) to withdraw the deposit and pay the interest earned in accordance with this clause 34.

34.2 If contract completed

If this contract is completed, or is rescinded under a right to rescind given expressly by this contract and neither party is in default, then the vendor and the purchaser are entitled to the interest earned on the deposit in equal shares.

34.3 Termination by vendor

If the vendor terminates this contract because of the purchaser's default, then the vendor is entitled to all interest earned on the deposit.

34.4 Termination by purchaser

If the purchaser terminates this contract because of the vendor's default or rescinds it (except in the circumstances set out in clause 34.2 ("If contract completed")), then the purchaser is entitled to all interest earned on the deposit.

34.5 Bank charges

All bank charges, financial institutions duty, bank debit tax and similar taxes in connection with the investment of the deposit are to be deducted from the total interest on the deposit before the interest is paid under this clause.

34.6 Risk of deposit

The deposit is invested at the risk of the party who becomes entitled to it.

34.7 Tax file numbers

The parties must give the depositholder their tax file numbers on or before the date the deposit is invested.

35 Completion

35.1 Completion Date

The parties must complete this contract on or before the Completion Date.

35.2 Notice to complete

If a party is entitled to serve a notice to complete, then 14 days from the day the notice is served is a reasonable period to allow for completion in that notice.

36 Interest

36.1 Completion after the Completion Date

If the purchaser completes this contract but does not do so on or before the Completion Date, then on completion the purchaser must pay to the vendor interest on:

(a) the balance of the price; and

(b) any other amount payable by the purchaser to the vendor under this contract; and

from the Completion Date to and including the date of completion at the Interest Rate.

36.2 Delay caused by vendor

The purchaser need not pay interest under clause 36.1 ("Completion after the Completion Date") for any period that the purchaser's failure to complete is caused by the vendor.

36.3 Default interest

If the purchaser need not otherwise pay interest under this contract on an amount payable to the vendor, then it must pay interest at the Interest Rate on that amount from when it becomes due for payment, during the period that it remains unpaid, calculated on daily balances. The purchaser agrees to pay interest under this clause on demand.

36.4 Essential term

Payment of interest in accordance with this clause 36 is an essential term of this contract.

37 Disclosure

37.1 Survey report

A copy of a survey report of the property prepared by Montek Property Surveys and dated 2 April 2004 is attached. The vendor does not warrant the accuracy or completeness of the survey report.

37.2 Encroachments or orders

The vendor discloses and clearly describes the following in accordance with schedules 2 and 3 to the Conveyancing (Sale of Land) Regulation 2000. Encroachments onto adjoining land by buildings or structures on the land (other than a dividing fence as defined in the Dividing Fences Act 1991) as set out in part 1 of schedule 2 to this contract or in any annexure to this contract.

37.3 Purchaser may not take action - disclosures

The purchaser may not make a claim or requisition, delay completion, rescind or terminate because of anything disclosed or described under this clause 37.2, in schedule 2 or in any annexure to this contract.

38 Objections to encroachment or non-compliance

38.1 Basis of agreed price

The price was agreed between the vendor and the purchaser on the understanding that:

(a) the improvements on the land may not comply with a law (including in connection with those things disclosed in clause 37); and

(b) the purchaser would not make a claim or requisition in connection with an encroachment or non-compliance with a law.

38.2 Price increased

If the purchaser makes a claim or requisition in connection with an encroachment or non-compliance and the vendor satisfies that claim or complies with that requisition, then:

(a) if the purchaser completes this contract, the price will be increased by:

  (i) the amount which it cost the vendor to satisfy that claim or comply with that requisition; and

  (ii) interest on that amount from and including the date on which the vendor pays that amount to but excluding the date on which all money to be paid by the purchaser to the vendor under this agreement is paid to the vendor, at the Interest Rate; and

(b) if either party terminates or rescinds this contract, then the purchaser, on that termination or rescission, must pay to the vendor:

  (i) the amount which it cost the vendor to satisfy that claim or comply with that requisition; and

  (ii) interest on that amount from and including the date on which the vendor pays that amount to but excluding the date on

which the purchaser pays that amount to the vendor, at the Interest Rate.

39 Condition and use

39.1 Purchaser's inspection

The purchaser represents and warrants to the vendor that, because of the purchaser's own inspection and enquiries, the purchaser:

(a) is satisfied as to the nature, quality, condition and state of repair of the property (as at the date of this contract), and of the effect on the property (as at the date of this contract) resulting from the construction works carried out on the adjoining parcels of land; and

(b) accepts the property as it is (as at the date of this contract) and subject to all defects (latent or patent) and all dilapidation and infestation; and

(c) is satisfied about the purposes for which the property may be used and about all restrictions and prohibitions on its development.

39.2 Purchaser not to take action in relation to condition of property

The purchaser may not make a claim or requisition, delay completion, rescind or terminate because of anything in connection with:

(a) any of the matters referred to in clause 39.1 ("Purchaser's Inspection"); or

(b) dilapidation, infestation, defect (latent or patent), or mechanical breakdown which may affect the property before the date of this contract; or

(c) the roof or surface water drainage from the property being connected to a sewerage service; or

(d) there being or not being an easement or other right in respect of a service referred to in clause 10.1.2; or

(e) the presence in or on the property of asbestos or other hazardous substances; or

(f) the condition or existence or non-existence of services.

39.3 Purchasers Acknowledgement

In addition to clauses 39.1 and 39.2, immediately upon the date of his contract:

(a) the purchaser releases the vendor from all claims, actions and causes of action (including any claim for Costs), present and future, relating to the nature, quality, condition and state of repair of the property (as at the date of this contract), and of the effect on the property (as at the

date of this contract) resulting from the construction works carried out on the adjoining parcels of land;

(b) the vendor may plead this release to bar any claim, action or cause of action brought by the purchaser in relation to the nature, quality, condition and state of repair of the property (as at the date of this contract), and of the effect on the property (as at the date of this contract) resulting from the construction works carried out on the adjoining parcels of land;

(c) the purchaser agrees not to commence or maintain any claim, action or cause of action against the vendor relating to the nature, quality, condition and state of repair of the property (as at the date of this contract), and of the effect on the property (as at the date of this contract) resulting from the construction works carried out on the adjoining parcels of land;

(d) the purchaser agrees to indemnify the vendor against any liability, loss or Costs arising from a breach of clause 39.3(c).

40 Inclusions and exclusions

40.1 Items included in sale

The items set out in the list attached are included in the sale.

40.2 No representations by vendor

The vendor does not make any representation or warranty about the condition of the items included in the sale and the purchaser accepts them in their state of repair and condition at the contract date.

40.3 Vendor not liable

The vendor is not liable for, and the purchaser releases the vendor from liability or loss arising from, and Costs incurred in connection with, damage to, mechanical breakdown of, or fair wear and tear to, the items included in the sale which occur after the contract date, unless caused by the vendor's negligence.

40.4 No formal delivery

The vendor need not give formal delivery of the items included in the sale but must leave them at the property on completion.

40.5 Quality of items included in the sale

The purchaser may not make a claim or requisition, delay completion, rescind or terminate because of the quality of any items included in the sale.

40.6 Excluded items

The items listed in this clause are excluded from the sale.

All tenants' fixtures and fittings and other tenants' property including telephone system and air-conditioning system.

41 Building certificate

41.1 Vendor does not have building certificate

The vendor does not have a building certificate issued in accordance with sections 149A to 149E of the Environmental Planning and Assessment Act 1979 for the improvements on the land.

41.2 Purchaser may not have property inspected

The purchaser may not have the property inspected to obtain a building certificate.

41.3 Purchaser not to take action in relation to building certificate

The purchaser may not make a claim or requisition, delay completion, rescind or terminate because the purchaser does not obtain a building certificate before completion.

42 Stamp duty

The purchaser:

(a) must pay all stamp duty (including fines and penalties) payable on this contract, on any instruments entered into under this contract, and in respect of any transaction evidenced by this contract; and

(b) indemnifies on demand the vendor against any liability for that stamp duty (including fines and penalties).

43 GST

43.1 Consideration does not include GST

The consideration specified in this contract does not include any amount for GST.

43.2 Recovery of GST

If a supply under this contract is subject to GST, the recipient must pay to the supplier an additional amount equal to the Amount of the Consideration multiplied by the applicable GST rate.

43.3 Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

43.4 Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount subject to the vendor supplying a further Tax Invoice.

43.5 Reimbursement

If a party is entitled to be reimbursed or indemnified under this contract, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

44 Foreign Investment Approval

44.1 Definitions

In this clause:

FIRB Act means the Foreign Acquisitions and Takeovers Act 1975.

Treasurer means the Treasurer of the Commonwealth of Australia.

44.2 Contract conditional

If section 26A of the FIRB Act applies to the purchaser, then this contract is conditional on the Treasurer not objecting to the purchase of the property by the purchaser in accordance with clause 44.7 ("Condition satisfied").

44.3 Purchaser to give notice

If the purchaser has not already done so, then the purchaser must, within one week after the contract date (and in this respect time is of the essence of this contract):

(a) give the Treasurer notice under section 26A of the FIRB Act in the prescribed form which complies with the directions set out in that form; and

(b) give the vendor a copy of that notice and everything in support of it.

44.4 Purchaser must comply with requirements

The purchaser must comply promptly with the Foreign Investment Review Board's or the Treasurer's requirements in connection with that notice so that the condition in clause 44.2 ("Contract conditional") is satisfied.

(b) any other amount payable by the purchaser to the vendor under this contract; and

(c) half of the deposit

from the last day on which the notice should have been given by the purchaser under clause 44.3 ("Purchaser to give notice") to and including the day on which the notice is given.

44.11 Extension of Completion Date

If the Treasurer publishes an order under section 22 of the FIRB Act and the vendor does not rescind under clause 44.8(b), then despite the definition of "Completion Date" in clause 30.1 ("Definitions"), the Completion Date is the later of the date for completion determined by using that definition and the date which is one week after the occurrence of the first to occur of the events listed in clause 44.7 ("Condition satisfied").

45 Limitation of liability clause

(a) The vendor enters into this contract solely in its capacity as responsible entity and trustee of the AFG Regent Trust and in no other capacity.

(b) A liability arising under or in connection with this contract can be enforced against the vendor only to the extent to which it can be satisfied out of the property of the AFG Regent Trust out of which the vendor is actually indemnified for the liability.

(c) The limitation of the vendor's liability contained in this clause 45 applies notwithstanding any other provisions of this contract and extends to all liabilities and obligations of the vendor in connection with this contract.

(d) The purchaser may not sue the vendor in any capacity other than as responsible entity and trustee of the AFG Regent Trust, including seeking the appointment to the vendor of a receiver (except in relation to the property of the AFG Regent Trust), a liquidator, administrator or any other similar person.

(e) The provisions of this clause 45 will not apply to any liability or obligation of the Vendor to the extent there is a reduction in the extent of its indemnification out of the assets of the AFG Regent Trust as a result of the operation of the law or the application of any provision of the AFG Regent Trust's constitution.

46 Guarantee

THIS CLAUSE IS DELIBERATELY DELETED.

47 Engineers Report

47.1 Structural Report

The vendor discloses the contents of the Structural Report in relation to the property prepared by Macartney Engineering Consultants Pty Limited and dated 7 January 2004 a copy of which is attached ("Structural Report").

47.2 No Warranty

The vendor does not warrant the accuracy or completeness of the Structural Report.

47.3 Purchaser may not take action - disclosures

Without restricting clause 39, the purchaser may not make a claim or requisition, delay completion, rescind or terminate because of anything disclosed in or referred to in the Structural Report.

48 Notations on title (Leases)

The vendor will remove from title registered leases 2732509 and 3475363 before completion.